                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Amendment No. 1 to Registration Statement No. 333-1531 of Alliance Pharmaceutical Corp. of our report dated July 27, 1993, appearing and incorporated by reference in the Prospectus, which is part of this Amendment to the Registration Statement. We also consent to the reference to us under the heading 'Experts' in such Prospectus.

                                             DELOITTE & TOUCHE LLP
March 27, 1996
San Diego, California